UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2007

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2007, the Board of Directors of Wright Express Corporation (the "Board," and the "Company," respectively) approved an amended and restated version of the By-Laws (the "Amended By-Laws") effective immediately.

The amendments to the By-Laws permit the Company to issue uncertificated shares in accordance with recently adopted New York Stock Exchange regulation. In order to clarify that uncertificated shares are permitted, Article V was amended to revise language in Section 1 regarding stock certificates and uncertificated shares and Article 4 was revised to address transfers. In addition, the Board added a new Section 8 to Article V, which states that: "[T]he issue, transfer, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the board of directors may establish."

A copy of the Amended By-Laws are attached as Exhibit 3.1 and incorporated into Item 5.03.

Item 9.01 Financial Statements and Exhibits.

3.01 Amended and Restated By-Laws of Wright Express Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

December 19, 2007	By:	Hilary A. Rapkin

Name: Hilary A. Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Wright Express Corporation